                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                            ASSOCIATED HOLDINGS, INC.
                                      INTO
                             UNITED STATIONERS INC.

                     (PURSUANT TO SECTION 253 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)

     Associated Holdings, Inc., a corporation incorporated on the 30th day of January, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the Corporation owns at least ninety percent (90%) of the outstanding Common Stock, $0.10 par value, of United Stationers Inc., a corporation incorporated on the 18th day of August, 1981, pursuant to the General Corporation Law of the State of Delaware ("USI"), having no other class of stock outstanding other than said Common Stock, and that the Corporation by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the members thereof to be effective as of March 30, 1995, determined to merge itself into said USI:

     WHEREAS, the Corporation is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of Common Stock, $0.10 par value per share ("Common Stock"), of USI; and

     WHEREAS, said Common Stock is the only issued and outstanding class of stock of USI; and

     WHEREAS, this Corporation desires to merge itself into USI pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the "DGCL");

     NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware, the Corporation merge and it hereby does merge itself into USI, which will assume all of the liabilities and obligations of the Corporation;

     FURTHER RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective (the "Effective Time"), each share of Common Stock (other than shares of Common Stock held by the Corporation or any of its subsidiaries or affiliates immediately prior to the Effective Time ("Corporation-owned Shares") and shares of Common Stock then held in the treasury of USI or any of its subsidiaries ("Treasury Shares")) shall remain outstanding and be unaffected by the Merger. Each Corporation-owned Share and each Treasury Share shall be cancelled and retired and cease to exist without any payment therefor. Each share of Class A Common Stock, $0.01 par value, of the Corporation outstanding immediately prior to the Effective Time shall be converted into 3.446286301 shares of Common Stock, certificates for which shall be issued to the stockholders of the Corporation upon surrender to USI of such stockholder's certificates formerly representing such shares of Class A Common Stock of the Corporation. Each share (and fraction thereof) of Class A Preferred Stock, $0.01 par value, of the Corporation (the "Class A Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series A Preferred Stock, $0.01 par value, of USI (the "USI Series A Preferred Stock"); each share (and fraction thereof) of Class B Preferred Stock, $0.01 par value, of the Corporation (the "Class B Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series B Preferred Stock, $0.01 par value, of USI (the "USI Series B Preferred Stock"); and each share (and fraction thereof) of Class C Preferred Stock, $ 0.01 par value, of the Corporation (the "Class C Preferred Stock" and, together with the Class A Preferred Stock and the Class B Preferred Stock, the "Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series C Preferred Stock, $0.01 par value, of USI (the "USI Series C Preferred Stock"). At the Effective Time, all shares of Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares of Preferred Stock shall thereafter represent the right to receive the shares of USI Series A Preferred Stock, USI Series B Preferred Stock or USI Series C Preferred Stock, as the case may be, into which such Preferred Stock has been converted;

     FURTHER RESOLVED, that the proposed merger be submitted to the stockholders of the Corporation and that upon receiving the required consent of such stockholders, the proposed merger shall be approved;

     FURTHER RESOLVED, that USI, as the surviving corporation in the merger, shall notify each stockholder of record of said USI within ten days after the effective date of the merger that the merger has become effective;

     FURTHER RESOLVED, that pursuant to Section 1.1 of that certain Agreement and Plan of Merger, dated as of February 13, 1995, between the Corporation and USI, and in accordance with Section 153(c) of the DGCL, the Restated Certificate of Incorporation (the "Certificate of Incorporation") of USI is automatically amended, to be effective as of the Effective Time, as follows:

          Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth in EXHIBIT A hereto;

          Article EIGHTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth in EXHIBIT B hereto; and

          Article NINTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth in EXHIBIT C hereto;

     FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of the Corporation be, and each hereby is, authorized to make and execute, and the Secretary or any Assistant Secretary be, and each hereby is, authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of the Corporation into USI, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of Recorder of Deeds of New Castle County, Delaware, and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger; and

     FURTHER RESOLVED, that the merger has been approved by the holder of all of the outstanding stock of the Corporation entitled to vote thereon by unanimous written consent without a meeting in accordance with Section 228 of the DGCL.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its Chairman and attested by its Assistant Secretary, this 30th day of March, 1995.

                                   ASSOCIATED HOLDINGS, INC.



                                   By: /s/ Thomas W. Sturgess
                                      -------------------------------------
                                           Thomas W. Sturgess
                                           Chairman of the Board and
                                           Chief Executive Officer

ATTEST:


By: /s/ Gary G. Miller
   --------------------------------
       Gary G. Miller
       Secretary

                                                                       EXHIBIT A

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 46,500,000 shares, consisting of (a) 1,500,000 shares of a class designated as Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), (b) 40,000,000 shares of a class designated as Common Stock, par value $.10 per share (the "COMMON STOCK"), and (c) 5,000,000 shares of a class designated as Nonvoting Common Stock, par value $.01 per share (the "NONVOTING COMMON STOCK").

     The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, Common Stock and Nonvoting Common Stock are as follows:

     1.   Provisions Relating to the Preferred Stock.

          (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

          (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

              (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

             (ii) the number of shares to constitute the class or series and the designations thereof;

            (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

             (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

              (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

             (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

            (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

           (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

             (ix) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

          (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

     2.   Provisions Relating to the Common Stock and Nonvoting Common Stock.

          (a) IDENTICAL RIGHTS. Except as otherwise provided in this ARTICLE FOURTH, all shares of Common Stock and Nonvoting Common Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

          (b) DIVIDENDS. From and after the date of issuance, the holders of outstanding shares of Common Stock and Nonvoting Common Stock shall be entitled to receive dividends on the shares of Common Stock and Nonvoting Common Stock when, as, and if declared by the Board of Directors, out of funds legally available for such purpose. All holders of shares of Common Stock and Nonvoting Common Stock shall share ratably, in accordance with the numbers of shares held by each such holder, in all dividends or distributions on shares of Common Stock payable in cash, in property or in securities of the Corporation (other than shares of Common stock). All dividends or distributions declared on shares of Common Stock and Nonvoting Common Stock which are payable in shares of Common Stock or Nonvoting Common Stock shall be declared on both classes of shares at the same rate, provided that any such dividend or distribution shall be payable in shares of the class of Common Stock or Nonvoting Common Stock held by the stockholder to whom the dividend or distribution is payable.

          (c) STOCK SPLITS, ETC. The Corporation shall not in any manner subdivide (by stock split, stock dividend, or otherwise), or combine (by reverse stock split, or otherwise) the outstanding shares of Common Stock or Nonvoting Common Stock unless the outstanding shares of the other class shall be proportionately subdivided or combined. No reclassification or any other adjustment or modification of the rights or preferences shall be effected (including without limitation pursuant to a merger, consolidation or liquidation involving the Corporation) with respect to either the Common Stock or the Nonvoting Common Stock unless both the Common Stock and Nonvoting Common Stock are reclassified or the rights or preferences are adjusted or modified in exactly the same manner and at the same time. In this regard, and without limiting the generality of the foregoing, in the case of any consolidation or merger of the Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Corporation, or the reclassification of the Common Stock into any other form of capital stock of the Corporation, whether in whole or in part, each share of Nonvoting Common Stock shall, after such consolidation, merger, sale, or transfer or reclassification, be converted into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale, or transfer or reclassification if such holder had held such Common Stock issuable upon the conversion of such share of Nonvoting Common Stock immediately prior to such consolidation, merger, sale, or transfer or reclassification; provided, however, that no such shares of stock or other securities into which shares of Nonvoting Common Stock are so converted shall have any voting rights whatsoever.

          (d) LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of shares of Common Stock and Nonvoting Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each such holder, in all of the assets of the Corporation available for distribution to the holders of shares of Common Stock.

          (e) VOTING RIGHTS. Except as otherwise provided herein or by law, the entire voting power of the Corporation shall be vested in the holders of shares of Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder; PROVIDED that, without the consent of the holders of record of at least 51% of Nonvoting Common Stock at the time outstanding (assuming, for the purposes of this provision, that the holders of rights to acquire shares of Nonvoting Common Stock shall be deemed to be the holders of the shares of Nonvoting Common Stock which are at the time issuable upon the full exercise thereof whether or not such holders are then entitled to exercise such rights pursuant to the terms thereof), given in writing or by the vote at any regular or special meeting of stockholders of the Corporation, the Corporation shall not:

               (i) amend, alter, modify, or repeal any provision of this Certificate of Incorporation or the By-Laws of the Corporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock, or amend, alter, modify, or repeal this Section 2(e);

               (ii) increase or decrease the authorized number of shares of any class of capital stock of the Corporation or authorize, issue, or otherwise create securities convertible into or exercisable for any shares of capital stock of the Corporation other than the shares of Common Stock and Nonvoting Common Stock authorized hereunder and the shares of Series A, Series B, and Series C Preferred Stock designated in that certain Certificate of the Powers, Designations, Preferences, and Rights of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock dated March 30, 1995;

               (iii) voluntarily effect an exchange or reclassification of shares of Nonvoting Common Stock into shares of another class of capital stock of the Corporation; or

               (iv) effect a merger or consolidation of the Corporation with another corporation, unless the certificate or articles of incorporation of the surviving corporation shall provide that the shares of the capital stock of such surviving corporation into which the shares of Nonvoting Stock hereunder shall be converted shall have the identical rights and privileges as the shares of capital stock of such surviving corporation into which the shares of Common Stock hereunder shall be converted, other than the voting rights in this Section 2(e) and the conversion and other rights in Section 3 below which shall not be adversely affected by such merger or consolidation.

          3. CONVERSION.

          (a) RIGHT TO CONVERSION. Subject to and upon compliance with the provisions of this Section 3, any holder of shares of Nonvoting Common Stock shall be entitled at any time and from time to time to convert each share of Nonvoting Common

Stock held by such holder into a share of Common Stock at the conversion rate of one share of Common Stock for one share of Nonvoting Common Stock.

          (b) PROCEDURE. The conversion of any shares of Nonvoting Common Stock into shares of Common Stock shall be effected by the holder of the shares of Nonvoting Common Stock to be converted surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the shares of Common Stock or at such other place as the Corporation is willing to accept such surrender accompanied by written notice to the Corporation at such office or other place that it elects to so convert and stating the number of shares of Nonvoting Common Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office or other place to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, registered in the name of such holder or a designee of such holder as specified in such notice. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the shares to be converted in accordance with the procedure set forth in the first sentence of this Section 3(b), and the Person entitled to receive the shares issuable upon such conversion shall be treated for all purposes as having become the record holder of such shares at such time. In the event of the conversion of less than all of the shares of Nonvoting Common Stock into shares of Common Stock evidenced by the certificate so surrendered, the Corporation shall execute and deliver to or upon the written order of such holder, without charge to such holder, a new certificate evidencing the shares of Nonvoting Common Stock not converted.

          (c) RESERVATION. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or any shares of Common Stock held in its treasury, solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall when so issued be duly and validly issued, fully paid, and nonassessable.

          (d) CERTAIN LEGAL REQUIREMENTS. No person subject to the provisions of Regulation Y shall, and no such Person shall permit any of its Bank Holding Company Affiliates to, convert any shares of Nonvoting Common Stock held by it into shares of Common Stock, and the Corporation shall not be required to convert any such shares of Nonvoting Common Stock, if after giving effect to such conversion, (i) such Person and its Bank Holding Company Affiliates would own more than 5% of the total issued and outstanding shares of Common Stock or
(ii) such Person would Control the Corporation (and, for purposes of this clause
(ii), a reasoned opinion of counsel to such Person (which is based on facts and circumstances deemed appropriate by such counsel) to the effect that such Person does not control the Corporation shall be conclusive).

     4.   DEFINITIONS.

          As used in this ARTICLE FOURTH, the terms indicated below shall have the following respective meanings:

          "BANK HOLDING COMPANY AFFILIATE" shall mean, with respect to any Person subject to the provisions of Regulation Y, (i) if such Person is a bank holding company, any company directly or indirectly controlled by such bank holding company, and (ii) otherwise, the bank holding company that controls such Person and any company (other than such Person) directly or indirectly controlled by such bank holding company.

          "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          "PERSON" means an individual, partnership, association, joint venture, corporation, business, trust, estate, unincorporated organization, or government or any department, agency or subdivision thereof.

          "REGULATION Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Section 225) or any successor regulation.

                                                                       EXHIBIT B

     EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article EIGHTH is in effect. Any repeal or amendment of this Article EIGHTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article EIGHTH. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article EIGHTH shall extend to proceedings involving the negligence of such person.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                                                       EXHIBIT C

     NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article NINTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

                             UNITED STATIONERS INC.

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                         PREFERENCES, AND RIGHTS OF THE
                            SERIES A PREFERRED STOCK,
                            SERIES B PREFERRED STOCK
                          AND SERIES C PREFERRED STOCK

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

          The following resolutions were duly adopted by unanimous written consent of the Board of Directors (the "BOARD OF DIRECTORS") of United Stationers Inc., a Delaware corporation (the "CORPORATION"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), on March 30, 1995.

          WHEREAS, the Corporation is a party to an Agreement and Plan of Merger, dated as of February 13, 1995, between the Corporation and Associated Holdings, Inc., a Delaware corporation ("ASSOCIATED"), pursuant to which the Corporation will be merged with and into Associated, with Associated surviving (the "MERGER"), and Associated Stationers, Inc., a Delaware corporation and wholly-owned subsidiary of Associated ("ASI"), will be merged with and into United Stationers Supply Co., an Illinois corporation and wholly-owned subsidiary of the Corporation ("SUPPLY CO."), with Supply Co. surviving (the "SUBSIDIARY MERGER"); and

          WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Corporation's Certificate of Incorporation, as amended to date (as amended, the "CERTIFICATE OF INCORPORATION"), to fix by resolution or resolutions the designation of each series of preferred stock and the powers, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion, or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the DGCL; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of three series of preferred stock and the number of shares constituting each of such series;

          NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby fixes the designations and preferences and relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions of (i) a series of preferred stock consisting of 15,000 shares (of which 5,000 shares will be initially issued as of the Effective time of the Merger (the "EFFECTIVE TIME")) to be designated Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), (ii) a series of preferred stock consisting of 15,000 shares (of which 6,724.4436 shares will be initially issued as of the Effective Time) to be designated Series B Preferred Stock (the "SERIES B PREFERRED STOCK") and (iii) a series of preferred stock consisting of 15,000 shares (of which 10,086.6657 shares will be initially issued as of the Effective Time) to be designated Series C Preferred Stock (the "SERIES C PREFERRED STOCK");

          RESOLVED FURTHER, that the Corporation hereby fixes the designations and preferences and relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and

          RESOLVED FURTHER, that the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are hereby authorized on the terms and with the provisions herein set forth:

I.   TERMS APPLICABLE TO THE SERIES A PREFERRED STOCK.

          1.1 DIVIDENDS. (a) Subject to the provisions of Sections 1.1(b), 1.2(f), and 1.2(h) the holders of Series A Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors of the corporation out of funds legally available for such purpose, dividends on the outstanding shares of Series A Preferred Stock at the Series A Preferred Dividend Rate, payable on each Preferred Dividend Payment Date to holders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). Such dividends shall be cumulative and shall accrue with respect to each share of Series A Preferred Stock, whether or not declared, whether or not restricted by the terms of the Debt Agreements or otherwise pursuant to the provisions hereof, and whether or not there are funds legally available for the payment thereof until paid. The dividends on the Series A Preferred Stock may be declared payable in cash or in additional shares of Series A Preferred Stock valued at $1,000 per share, in the discretion of the Board of Directors. No other dividends may be declared or paid to the holders of Series A Preferred Stock. All dividends declared by the Board of Directors upon shares of Series A Preferred Stock in accordance with this Section 1.1(a) shall be declared and paid pro rata with respect to all shares of Series A Preferred Stock then outstanding.

          (b) If at any time the Corporation shall have failed to pay any accumulated dividends on any shares of Series A Preferred Stock on any Preferred Dividend Payment Date as provided above, or if at any time the corporation shall have failed to redeem shares of Series A Preferred Stock as required by Section 1.2(a) for any reason, the Corporation shall not

          (i) declare or pay any dividend on any Junior Shares or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption, or other retirement of any Junior Shares or make any distribution with respect thereto, either directly or indirectly and whether in cash or property or in obligations or shares (other than in Junior Shares) of the corporation or any Subsidiary,

        (ii) purchase any shares of Series A Preferred Stock (except for a consideration payable in Junior Shares) or redeem fewer than all of the shares of Series A Preferred Stock then outstanding, or

       (iii) permit any Subsidiary to purchase any Junior Shares or permit any Subsidiary to purchase fewer than all of the shares of Series A Preferred Stock then outstanding,

unless, at the time of any such dividend, payment, distribution, purchase, or redemption, all accrued and unpaid dividends on shares of Series A Preferred Stock are contemporaneously paid in full in cash or additional shares of Series A Preferred Stock and all shares of Series A Preferred Stock which the Corporation shall have so failed to redeem are contemporaneously redeemed.

          1.2  REDEMPTION.

          (a) SCHEDULED REDEMPTION. Subject to any limitations contained elsewhere in this Certificate of the Powers, Designations, Preferences, and Rights of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (this "Certificate of Designations"), the Corporation shall, subject to Section 1.2(b), redeem all, but not less than all, shares of Series A Preferred Stock on July 31, 2006, out of funds legally available for such purpose, at a price per share equal to the Redemption Price.

          (b) MANDATORY REDEMPTION. Subject to any limitations contained elsewhere in this Certificate of Designations, in the event of the occurrence of a Cash-Out Event, the Corporation agrees, at the election of any holder of then outstanding shares of Series A Preferred Stock made as set forth in Section 1.2(i) below, to redeem all, but not less than all, of such holder's shares of Series A Preferred Stock then outstanding, out of funds legally available for such purpose, at a price per share equal to the Redemption Price therefor. Notwithstanding any provision contained in this Certificate of Designations, the Corporation shall not be required to effect a redemption otherwise required by
Section 1.2(a) or (b) prior to the earlier to occur of (i) the redemption in full of the notes in the aggregate principal amount of $130,000,000 to be issued by Supply Co. after the Effective Time (the "NOTES") or (ii) the date ten (10) years after the issuance of the Notes. If pursuant to such Cash-Out Event the holders of Common Stock of the Corporation receive cash, Marketable Securities, or a combination thereof, then, at the option of the Corporation, the Corporation may, in lieu of the cash redemption contemplated in the immediately preceding sentence, redeem such Series A Preferred Stock by converting each such share into such cash, Marketable Securities, or a combination thereof, in the same proportions as the holders of Common Stock of the Corporation so receive, the value of which shall equal the Redemption Price.

          (c) REDEMPTIONS AT OPTION OF CORPORATION. At any time, and from time to time, the Corporation may, at its election, redeem, out of funds legally available for such purpose, any portion or all of the Series A Preferred Stock then outstanding at a price per share equal to the Redemption Price. Any redemption of shares pursuant to this Section 1.2(c) will be made ratably (as nearly as practicable) among the holders of the Series A Preferred Stock based upon the number of shares held by each such holder.

          (d)  OPTIONAL REDEMPTION THROUGH NOTE EXCHANGE.

          (i) Subject to the provisions of subdivision (iv) of this Section 1.2(d), at the option of the Corporation, the Corporation may, at any time out of funds legally available for such purpose, redeem all, but not less than all, shares of the Series A Preferred Stock then outstanding in exchange for, and through the issue by the Corporation in the manner provided in this subdivision of, Series A Exchange Notes to be issued under the Series A Indenture. Such exchange, if any, shall be a redemption of the Series A Preferred Stock in exchange for the Series A Exchange Notes. The Series A Exchange Notes issued to each holder shall be in an aggregate principal amount equal to the Liquidation Value of the shares of Series A Preferred Stock redeemed by the Corporation in exchange therefor.

         (ii) Not more than 60 nor less than 30 days prior to the exchange date, the Corporation shall mail irrevocable written notice, by registered or certified mail, postage prepaid and return receipt requested, to each record holder (and, to the extent such holder is a corporation, to the attention of its Chief Executive Officer and its Corporate Secretary), specifying the exchange date and the time and place where certificates representing shares of Series A Preferred Stock are to be surrendered for Series A Exchange Notes. Upon mailing such notice, the Corporation will be obliged to redeem all shares of Series A Preferred Stock in exchange for the Series A Exchange Notes on the exchange date specified in such notice. Upon surrender in accordance with such notice of the certificates evidencing any shares of Series A Preferred Stock so exchanged (properly endorsed or signed for transfer, if the Corporation shall require and the notice shall so state), the Corporation will cause the Series A Exchange Notes to be authenticated and issued in exchange for such shares of Series A Preferred Stock and to be mailed to the holder of the shares of Series A Preferred Stock at such holder's address of record or such other address as the holder shall specify upon such surrender of such certificates.

        (iii) On the exchange date, (A) the shares of Series A Preferred Stock subject to such exchange and redemption shall cease to be entitled to any dividends accruing after the exchange date, (B) all rights of the respective holders of such shares, as stockholders of the Corporation by reason of the ownership of such shares, except the right to receive the Series A Exchange Notes upon surrender (and endorsement, if required by the Corporation) of the respective certificates representing such shares, shall cease, (C) such shares shall cease to be outstanding, and (D) the person or persons entitled to receive the Series A Exchange Notes issuable upon such exchange shall be treated for all purposes as the registered holder or holders of Series A Exchange Notes; PROVIDED, HOWEVER, that interest shall not begin to accrue on any such Series A Exchange Note issuable to a holder of Series A Preferred Stock until such time as such holder surrenders the certificate or certificates evidencing such shares of Series A Preferred Stock.

         (iv) The Corporation may redeem shares of Series A Preferred Stock in exchange for Series A Exchange Notes only if, on the Exchange Date, (x) the Corporation has paid all accrued dividends on all outstanding shares of Series A Preferred Stock and (y) the Series A Indenture shall be executed and delivered by the corporation and the trustee thereunder.

          (e) REDEMPTION PRICE. For each share of Series A Preferred Stock which is to be redeemed for cash the Corporation will be obligated on the Redemption Date to pay to the holder thereof (upon surrender of the certificate representing such share to the Corporation's stock transfer agent, or if none, to the Corporation at its principal office) an amount in cash equal to the Redemption Price. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably (as nearly as practicable) among the holders of the shares to be redeemed based upon the aggregate Redemption Price of such shares held by each such holder. As and when additional funds of the Corporation are legally available for the redemption of shares, such funds shall as soon as practicable be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date.

          (f) DIVIDENDS AFTER REDEMPTION DATE. Subject to any limitations contained elsewhere in this Certificate of Designations, no share of Series A Preferred Stock is entitled to any dividends accruing after the redemption of such share. Subject to any limitations contained elsewhere in this Certificate of Designations, on the date of such redemption dividends will cease to accrue, all rights of the holder of such share as such holder will cease, and such shares will be deemed not to be outstanding.

          (g) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Series A Preferred Stock which are redeemed or otherwise acquired by the Corporation will be retired and cancelled and may not be reissued.

          (h) RESTRICTIONS ON DIVIDENDS AND REDEMPTIONS. Notwithstanding anything in this Certificate of Designations to the contrary, no dividend payment or other distribution or redemption may be made with respect to Series A Preferred Stock if such payment or other distribution or redemption will be in contravention of the restrictions or limitations on such payments or other distributions or redemptions contained in (i) this Certificate of Designations,(ii) the Debt Agreements, (iii) the Subordinated Note, or (iv) any and all applicable state or federal laws, rules, and regulations or in any and all orders of any state or federal governmental authority.

          (i)  REDEMPTION METHODS.

          (i) In order to effect a redemption under either Section 1.2(a) or 1.2(c) above, the Corporation shall deliver written notice, by registered or certified mail, postage prepaid and return receipt requested, to the holders of record (and, to the extent any such holder is a corporation, to the attention of its Chief Executive Officer and its Corporate Secretary) of the shares to be redeemed, addressed to such holders at their last addresses as shown on the stock transfer books of the corporation. Each such notice of redemption shall specify the date fixed for redemption (to be a date not less than 30 days from the date of such notice), the Redemption Price, places of payment, that payment will be made upon presentation and surrender of the certificates representing shares to be redeemed and that on and after the date of such redemption (or such earlier date as permitted hereunder) dividends will cease to accumulate on such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given when mailed, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares to be redeemed on or after the date fixed for redemption as stated in such notice. Each holder of the shares called for redemption shall surrender its certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in cash, with respect to any redemption under Sections 1.2(a) or 1.2(c). If less than all shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

         (ii) In order to effect a redemption under Section 1.2(b) above, within 30 days after the date of the occurrence of a Cash-Out Event the Corporation shall deliver notice by registered or certified mail, postage prepaid and return receipt requested, to the holders of record (and, to the extent such holder is a corporation, to the attention of its Chief Executive Officer and its Corporate Secretary) of the shares to be redeemed, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption (to be a date not less than 30 days from the date of such notice), the Redemption Price, places of payment, that payment will be made upon presentation and surrender of the certificates representing shares to be redeemed, a description in reasonable detail of the applicable Cash-Out Event giving rise to the redemption, and a description in reasonable detail of any Marketable Securities to be included, and that on or after the date of such redemption (or such earlier date as permitted hereunder) dividends will cease to accumulate on such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given when mailed, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares to be redeemed on or after the date fixed for redemption as stated in such notice. Each holder of the shares called for redemption who elects to exercise the right of redemption under Section 1.2(b) above must surrender its certificate or certificates evidencing all such shares to the Corporation on or before the date set for redemption and at the place designated in the Corporation's notice and shall thereupon be entitled to receive payment of the Redemption Price in cash, Marketable Securities, or a combination thereof, as applicable. Any failure on the part of any holder notified as provided above to surrender such certificate or certificates on or before the date set for redemption at the place designated for redemption as provided above, shall be conclusively deemed to have not elected to redeem such holder's shares under and pursuant to
     Section 1.2(b) above and shall not be entitled to receive the Redemption Price as provided above.

        (iii) Notwithstanding any other provision of this Certificate of Designations, if on or after the date on which any notice of redemption is first sent to the holders of shares to be redeemed, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

          1.3 VOTING RIGHTS. Except as set forth below and as otherwise required by law, holders of shares of Series A Preferred Stock shall have no voting rights. In connection with any right to vote, each holder of Series A Preferred Stock will have one vote for each share held. Any shares of Series A Preferred Stock held by the Corporation or its Subsidiaries shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum. So long as the Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least 51% of all outstanding Series A Preferred Stock voting separately as a series:

          (a) amend, alter, modify, or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation in any manner which affects materially and adversely the relative rights, preferences, qualifications, powers, limitations, or restrictions of the Series A Preferred Stock;

          (b) increase the authorized number of shares of Preferred Stock of the Corporation, authorize, issue, or otherwise create securities convertible into any shares of capital stock of the Corporation other than Junior Shares.

          (c) voluntarily effect any reclassification of the Series A Preferred Stock.

          Whenever dividends on the Series A Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by one, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of the Series A Preferred Stock (voting separately as a series) will have the exclusive right to vote for and elect such one additional director of the Corporation at any meeting of the stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Series A Preferred Stock to vote for such one additional director shall terminate when all accrued and unpaid dividends on the Series A Preferred Stock have been declared and paid in cash or in additional shares of Series A Preferred Stock or set apart for payment. The term of office of any director so elected shall terminate immediately upon the termination of the right of the holders of the Series A Preferred Stock to vote for such one additional director.

          The foregoing right of the holders of the Series A Preferred Stock with respect to the election of one director may be exercised at any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation held for such purpose. If the right to elect an additional director shall have accrued to the holders of the Series A Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of the Series A Preferred Stock then outstanding, call a special meeting of the holders of the Series A Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors.

          The holders of the Series A Preferred Stock voting as a series shall have the right to remove without cause at any time and replace any director such holders shall have elected pursuant to this Section.

          1.4 LIQUIDATION. (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive the Series A Preferred Liquidation Value of such shares held by them in preference to and in priority over any distributions upon Junior Shares. Upon payment in full to the holders of shares of Series A Preferred Stock of the Series A Preferred Liquidation Value of such shares, the holders of shares of Series A Preferred Stock shall not be entitled, as such holders, to any further participation in any distribution of assets of the Corporation. If the assets of the Corporation are not sufficient to pay in full the Series A Preferred Liquidation Value payable to the holders of shares of Series A Preferred Stock, the holders of all such shares shall share ratably (to the exclusion of any other holders of capital stock) in such distribution of assets.

          (b) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property, nor a merger of any other corporation with or into the Corporation shall be considered a liquidation, dissolution, or winding-up of the Corporation within the meaning of this Section 1.4.

II.  TERMS APPLICABLE TO SERIES B AND SERIES C PREFERRED STOCK.

          2.1 IDENTICAL RIGHTS. Except as otherwise provided in this Certificate of Designations, all shares of Series B Preferred Stock and Series C Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          2.2 DIVIDENDS. (a) Subject to the provisions of Sections 2.2(b), 2.3(f), and 2.3(h), the holders of Series B and Series C Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors of the Corporation out of funds legally available for such purpose, dividends on the outstanding shares of Series B and Series C Preferred Stock at the Series B and Series C Preferred Dividend Rates, payable on each Preferred Dividend Payment Date to holders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). Such dividends shall be cumulative and shall accrue with respect to each share of Series B and Series C Preferred Stock, whether or not declared, whether or not restricted by the terms of the Debt Agreements or otherwise pursuant to the provisions hereof, and whether or not there are funds legally available for the payment thereof until paid. The dividends on the Series B and Series C Preferred Stock may be declared payable in cash or in additional shares of the same series of Preferred Stock, in the discretion of the Board of Directors; provided that dividends on Series C Preferred Stock may be payable in additional shares of Series C Preferred Stock only for Dividend Payment Dates occurring on or prior to January 31, 1999. No other dividends may be declared or paid to the holders of Series B or Series C Preferred Stock. All dividends declared by the Board of Directors upon shares of Series B or Series C Preferred Stock in accordance with this Section 2.2(a) shall be declared and paid pro rata with respect to all shares of Series B and Series C Preferred Stock then outstanding.

          (b) If at any time the Corporation shall have failed to pay any accumulated dividends on any shares of Series B and

Series C Preferred Stock on any Preferred Dividend Payment Date as provided above, or if at any time the Corporation shall have failed to redeem shares of Series B or Series C Preferred Stock as required by Section 2.3(a) for any reason, the Corporation shall not:

         (i) declare or pay any dividend on any Junior Shares or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any Junior Shares or make any distribution with respect thereto, either directly or indirectly and whether in cash or property or in obligations or shares (other than in Junior Shares) of the Corporation or any Subsidiary;

        (ii) purchase any shares of Series B or Series C Preferred Stock (except for a consideration payable in Junior Shares) or redeem fewer than all of the shares of Series B and Series C Preferred Stock then outstanding (except in a manner consistent with the last sentence of Section 2.3(c)); or

       (iii) permit any Subsidiary to purchase any Junior Shares or permit any Subsidiary to purchase fewer than all of the shares of Series B and Series C Preferred Stock then outstanding;

unless, at the time of any such dividend payment, distribution, purchase or redemption, all accrued and unpaid dividends on shares of Series B and Series C Preferred Stock are contemporaneously paid in full in cash or additional shares of Series B or Series C Preferred Stock, as applicable, and all shares of Series B or Series C Preferred Stock which the Corporation shall have so failed to redeem are contemporaneously redeemed.

          (c) Notwithstanding any other provision in this Certificate of Designations, the Corporation shall not, and shall not permit any of its Subsidiaries to, take any of the actions specified in subsections 2.2(b)(i),
(ii), or (iii) above in excess of $1 million in the aggregate for all such actions, unless at the time such action is taken:

          (i) the Corporation has redeemed for cash all shares of Series B and Series C Preferred Stock, if any, which have been issued to the holders of Series B and Series C Preferred Stock, respectively, as in-kind dividends on the

     Series B or Series C Preferred Stock, respectively, pursuant to
     Section 2.2(a) above;

         (ii) the Corporation and its wholly-owned Subsidiaries, on a consolidated basis, have common equity computed in accordance with generally accepted accounting principles, after giving effect to any purchases, redemptions, payments, distributions or disbursements under subsections 2.2(b)(i), (ii), or (iii) above, of at least $26 million;

        (iii) if any such purchases, redemptions, payments, distributions, or disbursements specified in subsections 2.2(b)(i), (ii), or (iii) above are to be made on or after July 31, 1999, then all shares of Series B Preferred Stock shall have been redeemed or otherwise retired; and

         (iv) if any such purchases, redemptions, payments, distributions, or disbursements specified in subsections 2.2(b)(i), (ii), or (iii) above are to be made on or after the dates required for redemptions of shares of Series C Preferred Stock pursuant to Section 2.3(c) below, then that portion of such Series C Preferred Stock so required to be redeemed as of such dates shall have been redeemed or otherwise retired;

PROVIDED, HOWEVER, nothing in this Section 2.2(c) shall limit or impair the Corporation's obligation to make payments or disbursements for any amount it is obligated to pay under or pursuant to (i) the Warrant Agreement dated as of January 31, 1992 between the Corporation (as successor-in-interest to Associated Holdings, Inc., a Delaware corporation merged into the Corporation) and Chase Manhattan Investment Holdings, Inc., as amended, and FURTHER PROVIDED, nothing in this Section 2.2(c) shall limit the Corporation or its Subsidiaries from re-purchasing Common Stock or options to purchase Common Stock of the Corporation held by any employee of the Corporation or its Subsidiaries in connection with the termination of such employee's employment.

          2.3  REDEMPTION.

          (a) SCHEDULED REDEMPTION. Subject to any limitations contained elsewhere in this Certificate of Designations, the Corporation shall redeem all shares of Series B Preferred Stock on July 31, 1999. The Corporation shall redeem all shares of Series C Preferred Stock by January 31, 2002, such redemption to be made in four equal (as nearly as practicable) quarterly installments of principal on April 30, 2001, July 31, 2001,

October 31, 2001, and January 31, 2002. Scheduled redemptions shall be made out of funds legally available for such purpose, at a price per share equal to the Redemption Price.

          (b) MANDATORY REDEMPTION. Subject to any limitations contained elsewhere in this Certificate of Designations, in the event of the occurrence of a Cash-Out Event, the Corporation agrees, at the election of any holder of then outstanding shares of Series B or Series C Preferred stock, as applicable, made as set forth in Section 2.3(i) below, to redeem all, but not less than all, of such holder's shares of Series B or Series C Preferred Stock, as applicable, then outstanding, out of funds legally available for such purpose, at a price per share equal to the Redemption Price therefor. If pursuant to such Cash-Out Event the holders of Common Stock of the Corporation received cash, Marketable Securities, or a combination thereof, then, at the option of the Corporation, the Corporation may, in lieu of the cash redemption contemplated in the immediately preceding sentence, redeem such Series B or Series C Preferred Stock, as applicable, by converting each such share into such cash, Marketable Securities or a combination thereof, in the same proportions received by the holders of Common Stock of the Corporation, the value of which shall equal the Redemption Price.

          (c) REDEMPTIONS AT OPTION OF CORPORATION. At any time, and from time to time, the Corporation may, at its election, redeem, out of funds legally available for such purpose, any portion or all of the Series B and Series C Preferred Stock then outstanding at a price per share equal to the Redemption Price. Any redemption of shares pursuant to this Section 2.3(c) will be made ratably (as nearly as practicable) among the holders of the Series B and Series C Preferred Stock based upon the number of shares held by each such holder without distinction between series.

          (d)  OPTIONAL REDEMPTION THROUGH NOTE EXCHANGE.

          (i) Subject to the provisions of subdivision (iv) of this Section 2.3(d), at the option of the Corporation, the Corporation may, at any time out of funds legally available for such purpose, redeem all, but not less than all shares of the Series B and Series C Preferred Stock then outstanding in exchange for, and through the issue by the Corporation in the manner provided in this subdivision of, Series B Exchange Notes (with respect to exchanges of Series B Preferred Stock) and Series C Exchange Notes (with respect to exchanges of Series C Preferred Stock). The Series B Exchange Notes shall be issued under the Series B Indenture and the Series C Exchange Notes shall be issued under the Series C Indenture. The Series B Exchange Notes or Series C Exchange Notes issued to each holder shall be in an aggregate principal amount equal to the Liquidation Value of the shares of Series B and Series C Preferred Stock redeemed by the Corporation in exchange thereof.

         (ii) Not more than 60 nor less than 30 days prior to the exchange date, the Corporation shall mail irrevocable written notice, by registered or certified mail, postage prepaid and return receipt requested, to each record holder (and, to the extent such holder is a corporation, to the attention of its Chief Executive Officer and its Corporate Secretary), specifying the exchange date and the time and place where certificates representing shares of Series B and Series C Preferred Stock are to be surrendered for Series B and Series C Exchange Notes. Upon mailing such notice, the Corporation will be obliged to redeem all shares of Series B and Series C Preferred Stock in exchange for the Exchange Notes on the exchange date specified in such notice. Upon surrender in accordance with such notice of the certificates evidencing the shares of Series B or Series C Preferred Stock so exchanged (properly endorsed or signed for transfer, if the Corporation shall require and the notice shall so state), the Corporation will cause the Series B or Series C Exchange Notes, as applicable, to be authenticated and issued in exchange for such shares of Series B or Series C Preferred Stock and to be mailed to the holders of the shares of Series B or Series C Preferred Stock at such holder's address of record or such other address as the holder shall specify on such surrender of such certificates.

        (iii) On the exchange date, (A) the shares of Series B and Series C Preferred Stock subject to such exchange and redemption shall cease to be entitled to any dividends accruing after that date, (B) all rights of the respective holders of such shares, as stockholders of the Corporation by reason of the ownership of such shares, except the right to receive the Series B and Series C Exchange Notes upon surrender (and endorsement, if required by the Corporation) of the respective certificates representing such shares, shall cease, (C) such shares shall cease to be outstanding, and (D) the person or persons entitled to receive the Series B or Series C Exchange Notes, as applicable, issuable upon such exchange shall be treated for all purposes as the registered holder or holders of Series B or Series C Exchange Notes, as applicable; PROVIDED, HOWEVER, that interest shall not begin to accrue on any such Series B or

     Series C Exchange Notes issuable to a holder of Series B or Series C Preferred Stock, as applicable, until such time as such holder surrenders the certificate or certificates evidencing such shares of Series B or Series C Preferred Stock, as applicable.

         (iv) The Corporation may redeem shares of Series B and Series C Preferred Stock in exchange for Series B and Series C Exchange Notes only if, on the Exchange Date, (x) the Corporation has redeemed any outstanding shares of Series A Preferred Stock and, if such redemption of Series A Preferred Stock is effected by the issuance of a Series A Exchange Note, such Series A Exchange Notes shall be senior to any Series B or Series C Exchange Note issued in exchange for Series B or Series C Preferred Stock,
     (y) the Corporation has paid all accrued dividends on all outstanding shares of Series B or Series C Preferred stock, as applicable, and (z) the Series B Indenture or the Series C Indenture, as applicable, shall be executed and delivered by the Corporation and the applicable trustee thereunder.

          (e) REDEMPTION PRICE. For each share of Series B and Series C Preferred Stock which is to be redeemed for cash, the Corporation will be obligated on the Redemption Date to pay to the holder thereof (upon surrender of the certificate representing such share to the Corporation's stock transfer agent, or if none, to the Corporation at its principal office) an amount in cash equal to the Redemption Price. If the funds of the Corporation legally available for redemption of shares of Series B and Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably (as nearly as practicable) among the holders of the shares to be redeemed based upon the aggregate Redemption Price of such shares held by each such holder. As and when additional funds of the Corporation are legally available for the redemption of shares, such funds shall as soon as practicable be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date.

          (f) DIVIDENDS AFTER REDEMPTION DATE. Subject to any limitations contained elsewhere in this Certificate of Designations, no share of Series B or Series C Preferred Stock is entitled to any dividends accruing after the redemption of such share. On the date of such redemption dividends will cease to accrue, all rights of the holder of such share as such holder will cease, and such shares will not be deemed to be outstanding.

          (g) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Series B or Series C Preferred Stock which are redeemed or otherwise acquired by the Corporation will be retired and cancelled and may not be reissued.

          (h) RESTRICTIONS ON DIVIDENDS AND REDEMPTIONS. Notwithstanding anything in this Certificate of Designations to the contrary, no dividend payment or other distribution or redemption may be made with respect to Series B or Series C Preferred Stock if such payment or other distribution or redemption will be in contravention of the restrictions or limitations on such payments or other distributions or redemption contained in (i) this Certificate of Designations, (ii) the Debt Agreements, (iii) the Subordinated Note or (iv) any and all applicable state or federal laws, rules, and regulations or in any and all orders of any state or federal governmental authority.

          (i) REDEMPTION METHODS. Any redemption of shares of Series B or Series C Preferred Stock under and pursuant to Sections 2.3(a), 2.3(b), or 2.3(c) shall be conducted in the same applicable manner as described with respect to the Series A Preferred Stock in Section 1.2(i) above.
Notwithstanding any other provision of this Certificate of Designations, if on or after the date on which any notice of redemption is first sent to the holders of shares to be redeemed, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing the shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, shares shall no longer be deemed outstanding, owners thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest thereon upon surrender of their certificates therefor) shall terminate.

          2.4 VOTING RIGHTS. Except as otherwise set forth below and as otherwise required by law, holders of shares of Series B or Series C Preferred Stock shall have no voting rights. In connection with the right to vote, each holder of Series B Preferred Stock will have one vote for each share held and each holder of Series C Preferred Stock shall have one vote for each share held. Any shares of Series B or Series C Preferred Stock held by the Corporation or its Subsidiary shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum. So long as the Series B Preferred Stock or Series C Preferred Stock is outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of all outstanding Series B and Series C Preferred Stock, each voting as a separate series:

          (a) amend, alter, modify, or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation in any manner which affects adversely the relative rights, preferences, qualifications, powers, limitations, or restrictions of that series of Preferred Stock;

          (b) increase the authorized number of shares of capital stock of the Corporation, or authorize, issue, or otherwise create securities convertible into any shares of capital stock of the Corporation other than shares of Series A (only for purposes of paying dividends in-kind on Series A Preferred Stock), Series B or Series C Preferred Stock, Common Stock and/or Junior Shares; or

          (c) voluntarily effect any reclassification of the Series B or Series C Preferred Stock.

          Whenever dividends on Series B Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by one, effective as of the time of the election of such directors as hereinafter provided and (ii) the holders of Series B Preferred Stock (voting separately as a series) will have the exclusive right to vote for and elect one additional director of the Corporation at any meeting of the stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of Series B Preferred Stock to vote for such one additional director shall terminate when all accrued and unpaid dividends on the Series B Preferred Stock have been declared and paid in cash or in-kind or set apart for payment. The term of office of any director so elected shall terminate immediately upon the termination of the right of the holders of the Series B Preferred Stock to vote for such one additional director.

          Whenever dividends on Series C Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), (iii) the number of members of the Board of Directors of the Corporation shall be increased by one, effective as of the time of the election of such directors as hereinafter provided and (iv) the holders of Series C Preferred Stock (voting separately as a series) will have the exclusive right to vote for and elect one additional director of the

Corporation at any meeting of the stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of Series C Preferred Stock to vote for such one additional director shall terminate when all accrued and unpaid dividends on the Series B Preferred Stock have been declared and paid in cash or in-kind or set apart for payment. The term of office of any director so elected shall terminate immediately upon the termination of the right of the holders of the Series C Preferred Stock to vote for such one additional director.

          The foregoing right of the holders of Series B and Series C Preferred Stock with respect to the election of one director per series may be exercised at any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation held for such purpose. If the right to elect an additional director shall have accrued to the holders of Series B Preferred Stock or Series C Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of the Series B Preferred Stock or Series C Preferred Stock, as applicable, then outstanding, call a special meeting of the holders of the Series B or Series C Preferred Stock, as applicable, to be held within 60 days after the delivery of such request for the purpose of electing such additional directors. The holders of the Series B Preferred Stock voting as a series shall have the right to remove without cause at any time and replace any director such holder shall have elected pursuant to this Section. The holders of the Series C Preferred Stock voting as a series shall have the right to remove without cause at any time and replace any director such holder shall have elected pursuant to this Section.

          2.5 LIQUIDATION. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the holders of shares of Series B and Series C Preferred Stock shall be entitled to receive the Series B or Series C Preferred Liquidation Value of such shares held by them in preference to and in priority over any distributions upon Junior Shares. Upon payment in full to the holders of shares of Series B and Series C Preferred Stock of the Series B and Series C Preferred Liquidation Values of such shares, the holders of shares of Series B or Series C Preferred Stock shall not be entitled, as such holders, to any further participation in any distribution of assets of the Corporation. If the assets of the Corporation are not sufficient to pay in full the Series B and

Series C Preferred Liquidation Value payable to the holders of shares of Series B or Series C Preferred Stock, the holders of all such shares shall share ratably (to the exclusion of any other holders of capital stock) in such distribution of assets.

          (b) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, nor a merger of any other corporation with or into the Corporation, shall be considered a liquidation, dissolution, or winding-up of the Corporation within the meaning of this Section 2.5.

III.  DEFINITIONS.

          As used in this Certificate of Designations, the terms indicated below shall have the following respective meanings:

          "AFFILIATE", with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, by contract or otherwise. Additionally, with respect to Wingate Partners, L.P., the term "Affiliate" for purposes of the definition of Change of Control shall be deemed to include James T. Callier, Jr., Frederick B. Hegi, Jr., Thomas W. Sturgess, James A. Johnson, Dennis J. Johnson, Sue Goddard, Wallace R. Hawley, Lee Walton, Bud Applebaum, Estate of Howard Beasley, Callier Buy-Out Partners, as defined in the Agreement of Limited Partnership of Wingate Partners, L.P., Peter J. Wodtke, and pension plans for the benefit of such individuals or entities.

          "BANK HOLDING COMPANY AFFILIATE" shall mean, with respect to any Person subject to the provisions of Regulation Y, (i) if such Person is a bank holding company, any company directly or indirectly controlled by such bank holding company, and (ii) otherwise, the bank holding company that controls such Person and any company (other than such Person) directly or indirectly controlled by such bank holding company.

          "BUSINESS SALE" means a transaction or a series of transactions, whether effected by sale or exchange of securities or assets, merger or consolidation, or otherwise, that results in the sale of the Corporation or its business to an Independent

Third Party or group of Independent Third Parties, pursuant to which such Independent Third Party or group of Independent Third Parties would acquire (a) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Board or (b) all or substantially all of the Corporation's assets determined on a consolidated basis.

          "CASH-OUT EVENT" means the occurrence of a Business Sale, a Change in Control, a Qualified Public Offering, or a Recapitalization. In the case of the Series C Preferred Stock, "CASH-OUT EVENT" shall also include the expiration of the Agreement for Data Processing Services, dated January 31, 1995, between ASI and Affiliated Computer Services, Inc. (together with all amendments thereto and extensions, modifications, and waivers thereof, the "Supply Agreement") providing for the furnishing of information systems services to Supply Co., or the early termination of the Supply Agreement for any reason other than termination of such agreement by Affiliated Computer Services, Inc.

          "CHANGE IN CONTROL" means an occurrence by which Wingate Partners and its Affiliates and Cumberland Capital Corporation and its Affiliates shall have collectively sold or otherwise disposed of and received the pecuniary benefit of 33-1/3% of the Common Stock legally or beneficially owned by them collectively as of March 31, 1995, subject to appropriate adjustment in the event of a stock split, reverse stock split or similar transaction and excluding any sales or other dispositions made by any of them to employees of the Corporation or of any of its Subsidiaries of up to 10% of such holdings.

          "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          "DEBT AGREEMENTS" means the Credit Agreement, dated as of March 30, 1995, among ASI, AHI, The Chase Manhattan Bank (National Association) and the other lenders named therein, and the notes and other documents and instruments executed and delivered in connection therewith, as said agreement and notes and other documents and instruments may from time to time be amended or supplemented, and any agreements evidencing any renewal, extension, refinancing, refunding or replacement thereof.

          "DIVIDEND BASE" of any share of Series A, Series B, or Series C Preferred Stock means $1,000, subject to appropriate adjustment in the event of a stock split, reverse stock split or similar transaction.

          "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully diluted and converted basis (a "5% OWNER"), who is not controlling, controlled by, or under common control with the Corporation or any such 5% Owner, and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

          "JUNIOR SHARES" means with respect to the priority of any class or series of Preferred Stock, shares of Common Stock, or shares of any other series or class of Preferred Stock of the Corporation which are designated as junior to such series in the Certificate of Incorporation or any amendment thereto, or in the resolution designating the class or series of such Preferred Stock and any warrants, options, or other rights to acquire or purchase such securities. The shares of Series B and Series C Preferred Stock are Junior Shares in relation to the Series A Preferred Stock. Any shares of Additional Preferred Stock, regardless of designation, shall be deemed Junior Shares in relation to the Series A, Series B, and Series C Preferred Stock.

          "LIQUIDATION DATE" means as to any series of Preferred Stock, the first date on which the assets of the Corporation are distributed to the holders of such series of Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

          "MARKETABLE SECURITIES" shall mean Common Stock or common stock or other securities of any corporation that is the successor to substantially all of the business or assets of the Corporation or the ultimate parent of such successor which is (or will, upon distribution thereof, be) listed on the New York Stock Exchange, the American Stock Exchange, or approved for quotation on the Nasdaq National Market System.

          "PERSON" means an individual, partnership, association, joint venture, corporation, business, trust, estate, unincorporated organization, or government or any department, agency or subdivision thereof.

          "PREFERRED DIVIDEND PAYMENT DATE" shall mean each April 30, July 31, October 31, and January 31, or the next business day following each such date of any year commencing with the initial payment April 30, 1992.

          "QUALIFIED PUBLIC OFFERING" means a sale in a public offering or series of public offerings, registered under the Securities Act, of Common Stock; PROVIDED, HOWEVER, that such offering or series of offerings shall not be deemed to be a Qualified Public Offering UNLESS such offering or offerings shall have resulted in (A)(i) public ownership of not less than 20% of the Common Stock of the Corporation on a fully-diluted basis (which such shares of Common Stock are listed upon the New York Stock Exchange, the American Stock Exchange, or are approved for quotation on the Nasdaq National Market System), and
(ii) such offering or offerings shall have resulted in receipt by the Corporation of aggregate cash proceeds (after deduction of underwriter discounts and the costs associated with such offering or offerings) of at least $37.5 million, or (B) the holders of Common Stock of the Corporation receive, as a result of such offering or offerings, cash, Marketable Securities, or a combination thereof valued at not less than $1 million.

          "RECAPITALIZATION" means a recapitalization of the Corporation pursuant to which the holders of Common Stock of the Corporation receive cash, securities (other than shares junior to the Series B or Series C Preferred Stock), property, or other assets and such consideration is valued at not less than $1 million.

          "REDEMPTION DATE" as to any share of Series A, Series B, or Series C Preferred Stock means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; PROVIDED that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid or has been set aside for payment to such stockholder in full as of such date, and if not so paid or set aside for payment to such stockholder in full, the Redemption Date will be the date on which such Redemption Price is fully paid.

          "REDEMPTION PRICE" of any share of Series A, Series B, or Series C Preferred Stock means as of the Redemption Date an amount equal to the sum of $1,000 plus the aggregate of accrued and unpaid dividends on such share to such date, subject to appropriate adjustment in the event of a stock split, reverse stock split, or similar transaction.

          "REGULATION Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Section 225) or any successor regulation.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SERIES A EXCHANGE NOTES" means the Series A Subordinated Exchange Notes which may be issued by the Corporation to the holders of the Series A Preferred Stock upon a redemption pursuant to Section 1.2(d). Such Series A Exchange Notes shall have a maturity date of July 31, 1999 and shall bear interest at the rate of 10% for interest paid in cash and 13% for interest paid in-kind in additional Series A Exchange Notes. Such interest shall be payable quarterly in arrears, either in cash or in-kind, on the Preferred Dividend Payment Dates. Such Series A Exchange Notes will permit a required prepayment to the same amounts on the same dates as would have applied to an optional or mandatory redemption of the Series A Preferred Stock (assuming that the exchange pursuant to Section 1.2(d) had not occurred), shall not contain any financial covenants by, or other restrictive covenants (other than limitations imposed by senior debt and applicable law) on, the Corporation, and shall provide for an event of default only upon the Corporation's failure to make payments in accordance with its terms or upon a bankruptcy filing by or against the Corporation which filing is not dismissed within 60 days after filing. The payment of principal, interest, and premium (if any) will be subordinated to senior debt (to be defined as any obligation of the Corporation or its subsidiaries for borrowed money including the obligations under the Subordinated
Note).

          "SERIES A INDENTURE" means an indenture for the Series A Exchange Notes that qualifies under and is in compliance with the Trust Indenture Act to be entered into between the Corporation and a trustee acceptable to the Corporation and a majority of the holders of Series A Exchange Notes and containing such terms and provisions as are approved by the Board of Directors of the Corporation.

          "SERIES A PREFERRED DIVIDEND RATE" means a rate of 10% per annum, computed on the basis of a 360-day year and twelve 30-day months, to be applied to the Dividend Base for the Series A Preferred Stock as from time to time adjusted; provided that in the event of and during continuance of a failure by the Corporation to pay in cash a dividend on the Series A Preferred Stock on any Preferred Dividend Payment Date or to make any redemption payment when due, the dividend rate shall be increased to 13% per annum, and shall remain at said rate until such failure is cured, such increase to be effective retroactive to the first day of the accrual period for which the dividend was not paid.

          "SERIES A, SERIES B, AND SERIES C PREFERRED LIQUIDATION VALUE" of any share of Series A, Series B, or Series C Preferred Stock means as of any particular date an amount equal to the sum of $1,000 plus the aggregate of accrued and unpaid dividends on such share to such date, subject to appropriate adjustment in the event of a stock split, reverse stock split, or similar transaction.

          "SERIES B AND SERIES C EXCHANGE NOTES" means the Series B Subordinated Exchange Notes and the Series C Subordinated Exchange Notes which may be issued by the Corporation to the holders of the Series B or Series C Preferred stock, as applicable, upon a redemption pursuant to Section 2.3(d). Series B Exchange Notes shall have a maturity date of July 31, 1999. The Series C Exchange Notes shall have a maturity date of January 31, 2002, with payments to be made thereon in four equal (as nearly as practicable) installments of principal on April 30, 2001, July 31, 2001, October 31, 2001, and January 31, 2002. Both Series B and Series C Exchange Notes shall bear interest at the rate of 11% for interest paid in cash and 12% for interest paid in-kind in additional Series B or Series C Exchange Notes, as applicable. Such interest shall be payable quarterly in arrears, either in cash or in-kind as would have applied to the Series B and Series C Preferred Stock Dividend on the Preferred Dividend Payment Dates. Such Notes will permit or require prepayments in the same amounts and at the same dates as would have applied to an optional or mandatory redemption of the Series B and Series C Preferred Stock (assuming that the exchange pursuant to Section 2.3(d) had not occurred), shall not contain any financial covenants by, or other restrictive covenants (other than limitations imposed by senior debt and applicable law) on, the Corporation, and shall provide for an event of default only upon the Corporation's failure to make payments in accordance with its terms or upon a bankruptcy filing by or against the Corporation, which filing is not dismissed within 60 days after filing. The payment of principal, interest, and premium (if any) will be subordinated to senior debt (to be defined as any obligation of the Corporation for borrowed money including the obligations under the Subordinated Note) and payments in respect of Series A Exchange Notes.

          "SERIES B INDENTURE" means an indenture for the Series B Exchange Notes that qualifies under and is in compliance with the Trust Indenture Act to be entered into between the Corporation and a trustee acceptable to the Corporation and a majority of the holders of Series B Exchange Notes and containing such terms and provisions as are approved by the Board of Directors of the Corporation.

          "SERIES B OR SERIES C PREFERRED DIVIDEND RATE" means a rate of 9% per annum computed on the basis of a 360-day year and twelve 30-day months, to be applied to the Dividend Base for the Series B or Series C Preferred Stock as from time to time adjusted; provided that in the event of and during continuance of a failure by the Corporation to pay in cash a dividend on the Series B or Series C Preferred Stock on any Preferred Dividend Payment Date or to make any redemption payment when due, the dividend rate shall be increased to 10% per annum, and shall remain at said rate until such failure is cured, such increase to be effective retroactive to the first day of the accrual period for which the dividend was not paid.

          "SERIES C INDENTURE" means an indenture for the Series C Exchange Notes that qualifies under and is in compliance with the Trust Indenture Act to be entered into between the Corporation and a trustee acceptable to the Corporation and a majority of the holders of Series C Exchange Notes and containing such terms and provisions as are approved by the Board of Directors of the Corporation.

          "SUBORDINATED NOTE" means the Senior Subordinated Credit Agreement, dated as of March __, 1995, among ASI, AHI, The Roebling Fund, a Delaware statutory business trust, and the other lenders named therein, and the notes and other documents and instruments executed and delivered in connection therewith, as said agreement and notes and other documents and instruments may from time to time be amended or supplemented, and any agreements evidencing any renewal, extension, refinancing, refunding or replacement thereof.

          "SUBSIDIARY" means any corporation, a majority (by number of votes) of the voting securities of which shall, at the time as of which any determination is being made, be owned by the Corporation, directly or indirectly through one or more Subsidiaries.

          "SUPPLY CO." means United Stationers Supply Co., an Illinois corporation and wholly-owned subsidiary of the Corporation.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, the rules and regulations promulgated thereunder, and any successor legislation thereto.

               IN WITNESS WHEREOF, United Stationers Inc. has caused this certificate to be signed on its behalf by its President and attested by its Secretary, this 30th day of March, 1995.



                                   UNITED STATIONERS INC.



                                   By:   /s/ Thomas W. Sturgess
                                        ---------------------------------------
                                        Thomas W. Sturgess
                                        Chairman of the Board and Chief
                                        Executive Officer



ATTEST:


/s/ Gary G. Miller
------------------------------
Gary G. Miller
Secretary

                                       RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                UNITED STATIONERS INC.


The undersigned hereby certifies as follows:

    1. The original Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of Delaware on August 18,1981.

    2. The Restated Certificate of Incorporation of the corporation is as follows:

    FIRST:    The name of the corporation is:

                                UNITED STATIONERS INC.

    SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business or purposes to be conducted or promoted by the corporation are:

           (a) To acquire by purchase, subscription or otherwise, and to own, hold, sell, negotiate, assign, hypothecate, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of, alone or in syndicate or otherwise in conjunction with others, any shares of the capital stock, scrip, rights, participating certificates, certificates of interest, or any voting trust certificates in respect of the shares of capital stock of, or any bonds, mortgages, securities, evidences of indebtedness, acceptances, commercial paper, choses in action, and obligations of every kind and description (all of the foregoing being hereinafter sometimes called "securities") Issued or created by any public, quasi-public or private corporation, joint stock company, association, partnership, common law trust, firm or individual, or of any combinations, organizations or entities whatsoever, irrespective of their forms or the names by which they may be described, or of the Government of the United States of America, or any foreign government, or of any state, territory, municipality or other political subdivision, or of any government agency; and to issue in exchange therefor, in the manner permitted by law, shares of the capital stock, bonds or other obligations of the corporation; and while the holder or owner of any such securities, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon: and, to the extent now or hereafter permitted by law, to aid by loan, guarantee or otherwise those issuing, creating or responsible for any such securities: and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such securities.

           (b) To carry on and conduct any and every kind of manufacturing, distribution and service business; to manufacture, process, fabricate, rebuild, service, purchase or otherwise acquire, to design, invent or develop, to import or export, and to distribute, lease, sell, assign or otherwise dispose of and generally deal in and with raw materials, products, goods, wares, merchandise and real and personal property of every kind and character; and to provide services of every kind and character.

         (c) To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         (d) In general, to possess and exercise all the powers and privileges granted by the Delaware General Corporation Law or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

         FOURTH:   The total number of shares which the corporation shall have authority to issue is Forty-One Million Five Hundred Thousand (41,500,000) shares, of which One Million Five Hundred Thousand (1,500,000) shares, without par value, shall be Preferred Stock (hereinafter referred to as "Preferred Stock") and Forty Million (40,000,000) shares of the par value of Ten Cents ($.10) each shall be Common Stock (hereinafter referred to as "Common Stock"). Such shares of Preferred Stock and Common Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for not less than the consideration so fixed shall be fully paid and non-assessable.

         The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and:

         (a) may have such voting powers, full or limited, or may be without voting powers and may have such sinking fund provisions;

         (b) may be subject to redemption at such time or times and at such prices;

         (c) may be entitled to receive such dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

         (d) may have such rights and preferences upon dissolution of, or upon any distribution of the assets of, the corporation;

         (e) May be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or series of stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and

         (f) shall have such other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof,

as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the board of directors pursuant to authority so to do which is hereby vested in the board of directors.

    Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the corporation, on all propositions before such meetings.

    The number of authorized shares of any class of stock of the corporation, including but without limitation, the Preferred Stock and the Common Stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

    No holder of the stock of the corporation of any class shall have any preferential, preemptive, or other rights to subscribe for or to purchase from the corporation any stock of the corporation or any class whether or not now authorized, or to purchase any bonds, certificates of indebtedness, debentures, notes, obligations, warrants, options or other securities, which the corporation may at any time issue, whether or not the same shall be convertible into stock of the corporation of any class, or which entitle the owner or holder to purchase stock of the corporation of any class.

    FIFTH:   In furtherance and not in limitation of the power conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause the mortgage or pledge of the property and assets of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

    SIXTH:    All power of the corporation shall be exercised by or under the direction of the board of directors except as otherwise provided herein or required by law. For the management of the business and for the conduct of the affairs of the corporation, and in further creation, definition, limitation and regulation of the power of the corporation and of its directors and of its stockholders. it is further provided as follows:

         1.   ELECTION OF DIRECTORS.   Election of directors need not be by
    written ballot unless the by-laws of the corporation shall so provide.

         2.   NUMBER TENURE AND QUALIFICATIONS.   The total number of directors
    which shall constitute the whole board shall be nine (9), but this number may be increased or decreased from time to time by amendment of the by-laws by the directors or the stockholders from time to time, provided that in no case shall the number of directors constituting the whole board be less than three (3). The directors shall be divided into three (3) classes with respect to their term of office, class I, class II, and class Ill, as nearly equal in number as possible, to be determined by the board of directors. The directors shall be elected at the annual meetings of the stockholders, except as provided in Section 4 of this Article Sixth. At the 1987 annual meeting of stockholders, the class I directors shall be elected to a term of office expiring at the 1988 annual meeting of stockholders, the class II directors shall be elected to a term of office expiring at the 1989 annual meeting of stockholders and the class III directors shall be elected to a term of office expiring at the 1990 annual meeting of stockholders; and, in each case, each director shall hold office until his respective successor shall have been elected and qualified. At each annual election of directors held after the 1987 annual meeting of stockholders, the directors elected to succeed those directors whose terms then expire shall be elected to a term of office expiring at the third succeeding annual meeting of stockholders and shall hold office until their respective successors are elected and qualified. In the event of any change in the number of directors, any resultant increase or decrease in the number of directorships shall be apportioned among the three classes of directors so as to maintain all classes as nearly equal in number of directors as possible, as shall be determined by the whole board of directors at the time of such increase or decrease. Directors need not be stockholders or residents of Delaware.


    3.   BUSINESS AT ANNUAL MEETINGS; NOMINATIONS TO BOARD OF DIRECTORS.

           (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be:
    (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (ii) otherwise properly brought before the meeting by or at the direction of the board of directors; or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the date on which notice of such annual meeting is first given to stockholders. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
    (A) a brief description of the business desired to be brought before the annual meeting; (B) the name and address (which shall be the same as they appear in the corporation's records if the stockholder is a record holder) of the stockholder proposing such business; (C) the class and number of shares of the corporation which are beneficially owned by the stockholder; and (D) any material interest of the stockholder in such business. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3(a), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

           (b) NOMINATIONS. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceeding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a record owner of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission; and (e) the consent of each such nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

    4.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.   Except as otherwise fixed
pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation or the right to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

    5. REMOVAL OF DIRECTORS. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation or the right to elect directors under specified circumstances, any director may be removed by the holders of a majority of the voting power of the then outstanding shares of the "Voting Stock" (defined in Article Seventh), voting together as a single class, but only for cause Except as may otherwise be provided by law, cause for removal shall be construed to exist only if:

         (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or

         (b) the director whose removal is proposed has been adjudged by a court of competent jurisdiction to be liable for (i) any breach of the director's duty of loyalty to the corporation or its stockholders or (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

    6.   STOCKHOLDER ACTION.    Except as otherwise required by law and subject
to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation:

         (a) special meetings of stockholders of the corporation may be called only by the chairman of the board, the president, the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or at the written request of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock acting together as a single class. Such request shall state the purpose or purposes of the proposed meeting. The notice of any such special meeting shall be issued within sixty (60) days after the corporation's receipt of such request. Written notice of a special meeting stating the time, place and object thereof shall be given to each stockholder entitled to vote thereat, at least fifty (50) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice; and

         (b) any action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, only if a consent in writing setting forth the actions so taken shall be signed by the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock acting together as a single class. All such consents must be executed and delivered to the secretary of the corporation not less than thirty (30) days nor more than sixty (60) days prior to the action to be taken pursuant to such consent.

    7. BY-LAW AMENDMENTS. The board of directors shall have power to make, alter, amend and repeal the by-laws (except to the extent that any by-laws adopted by the stockholders may expressly prohibit amendment by the board of directors). Any by-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Anything to the contrary herein contained notwithstanding, no by-law shall be adopted or amended by the board of directors or the stockholders which shall be inconsistent with any of the terms and provisions of this certificate of incorporation

    8.   ADDITIONAL POWERS OF DIRECTORS.   In addition to the powers and
authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate of incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

SEVENTH: SECTION 1. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

         (a) HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in Section 2 of this Article
    Seventh:

              (i) any merger or consolidation of the corporation or any "Subsidiary" (as herein defined) with (a) any "Interested Stockholder" (as herein defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an "Affiliate" (as herein defined) of an Interested Stockholder; or

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of the assets of the corporation or any Subsidiary having a Fair Market Value equal to ten percent (10%) or more of the total assets reflected on the corporation's most recently published consolidated balance sheet; or

              (iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for securities or other property (or a combination thereof), other than solely cash, having a Fair Market Value equal to ten percent (10%) or more of the total assets reflected on the corporation's most recently published consolidated balance sheet; or

              (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

              (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

         shall, in the case of each of clauses (i) through (v) above, require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of "Voting Stock" (as herein defined) of the corporation voting together as a single class (it being understood that for purposes of this Article Seventh, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this certificate of incorporation)

         (b)  OTHER VOTE REQUIREMENTS NOT CONTROLLING.   Such affirmative vote
    shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

    SECTION 2.     WHEN HIGHER VOTE IS NOT REQUIRED.   The provisions of
Section 1 of this Article Seventh shall not BE applicable to any particular "Business Combination" (as herein defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following paragraphs (a) and (b) are met:

         (a) APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been approved by a majority of the "Disinterested Directors" (as herein defined); OR

         (b) PRICE AND PROCEDURAL REQUIREMENTS. All of the following conditions shall have been met:

              (i) The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                   (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                   (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date being referred to in this Article Seventh as the "Determination Date"), whichever is higher.

                   (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock);

                   (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                   (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution 6r winding up of the corporation; and

                   (C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

              (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs (b)(i) and (b)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend. stock split, combination of shares or similar event.

              (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
         Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such

         Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

              (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances guarantees pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

              (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    SECTION 3.     CERTAIN DEFINITIONS.    For the purposes of this Article
Seventh:

         (a) The term "person" means any individual, firm, corporation or other entity.

         (b) The term "Interested Stockholder" means any person (other than the corporation or any Subsidiary) who or which:

              (i) is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the outstanding Voting Stock; or

              (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    Anything in this Section 3(b) to the contrary notwithstanding, the term "Interested Stockholder" shall not include (A) the corporation, or (B) any person or entity which, at the date of adoption of - certificate of incorporation by the Board of Directors (the "Adoption Date") and at all times (except during one or more periods not exceeding seven (7) days in length) between the Adoption Date and the date of the proposed Business Combination, holds at least one of the capacities listed below:

              (1)  is a Subsidiary;
              (2) is an employee benefit plan of the corporation or any Subsidiary;
              (3) is a member of the Executive Committee of the Board of Directors of the corporation;
              (4) is a beneficial owner of fifteen percent (15%) or more of the outstanding common stock of the corporation; or
              (5) is any entity in which one or more of the persons or entities referred to in clauses (B)(1), (B)(2), (B)(3) or (B)(4) of this Section 3(b) owns or holds more than fifty percent (50%) of the equity interest or voting power.

              (c) The term "Business Combination" as used in this Article Seventh means any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph (a) of Section 1 of this Article Seventh.

              (d)  A person shall be a "Beneficial Owner" of any Voting Stock:

                   (i) which such person or any of its "Affiliates" or "Associates" (as herein defined) beneficially owns, directly or indirectly; or

                   (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                   (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph (d) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

         (f) The term "Affiliate" of, or a person "Affiliated" with, a specific person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         (g) The term "Associate" used to indicate a relationship with any person, means (1) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities,'(2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, or (4) any investment company registered under the Investment Company Act of 1940 for which such person or any affiliate of such person serves as investment adviser.

         (h) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definitions of Interested Stockholder set forth in paragraph (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

         (i) The term "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

         (j) The term "Fair Market Value" means. (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing last sale price or closing bid quotation with respect to a share of such stock during the 3-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

         (k) The term "Voting Stock" means all outstanding shares of capital stock of the corporation or another corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

         (l) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b)(i) and (b)(ii) of Section 2 of this Article Seventh shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         (m)  The term "Announcement Date" shall have the meaning specified in
    Section 2(b)(i)(A).

         (n)  The term "Determination Date" shall have the meaning specified in
    Section 2(b)(i)(B).

    SECTION 4. POWERS OF THE BOARD OF DIRECTORS. A majority of the Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) the Fair Market Value of any assets which are the subject of any Business Combination. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article Seventh.

         SECTION 5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article Seventh shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    EIGHTH:   Indemnification.

              (a) The corporation shall indemnify (i) any person who was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (ii) any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under Section 145 of the Delaware General Corporation Law, as amended from time to time, or the indemnification provisions of any successor statute.

              (b) The foregoing provisions of this Article Eighth shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Article Eighth is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article Eighth. The board of directors in its discretion shall have power on behalf of the corporation to enter into agreements with respect to the indemnification of any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee, agent or otherwise acting on behalf of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

    NINTH:    No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or any successor provision, or (iv) for any transaction from which the director derived an improper personal benefit.

      TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      ELEVENTH:    Meetings of stockholders may be held within or without the
State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      TWELFTH:     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The foregoing and anything contained elsewhere in this certificate of incorporation to the contrary notwithstanding, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Article Sixth, Section 2; Article Sixth, Section 3; Article Sixth, Section 4; Article Sixth, Section 6; and Article Seventh.

         3. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.





    IN WITNESS WHEREOF, United Stationers Inc. has caused this certificate to be signed by Joel D. Spungin, its President, and attested by Otis H. Halleen, its corporate secretary this 9th day of January, 1987.


                                       UNITED STATIONERS INC.


                                       By:  /s/ Joel D. Spungin
                                            --------------------------------
                                            Joel D. Spungin, PRESIDENT


(CORPORATE SEAL)


ATTEST:


By  /s/ Otis H Halleen
    -----------------------------------
    Otis H Halleen, CORPORATE SECRETARY